Exhibit 99.1

FOR RELEASE August 25, 2014

China Biologic to Increase Equity Stake in Guizhou Taibang

BEIJING, China – August 25, 2014 – China Biologic Products, Inc. (NASDAQ: CBPO, "China Biologic" or the "Company"), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that its wholly-owned subsidiary Guiyang Dalin Biotechnology Co., Ltd. (“Guiyang Dalin”) had agreed to acquire an additional 19.84% equity interest in Guizhou Taibang Biological Products Co., Ltd (“Guizhou Taibang”) from Guizhou Eakan Pharmaceutical Co., Ltd., an existing minority shareholder of Guizhou Taibang. The total consideration of the transaction will be RMB535 million ($87.1 million). Upon completion of the transaction, China Biologic will increase its controlling stake in Guizhou Taibang from 56.39% to 76.23%.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “Increasing our ownership position in Guizhou Taibang is a significant development for China Biologic. Since acquiring the majority stake in 2008, we have been focusing on building up Guizhou Taibang’s product portfolio and pipeline, expanding production capacity and enhancing efficiency. We are confident with its business prospects and believe this acquisition of additional equity interest will result in earnings accretion as well as the super majority ownership with significantly enhanced control of Guizhou Taibang’s long-term strategy and development. China Biologic will use the proceeds from its recent offering as well as internal resources to fund this transaction. We currently expect to complete this transaction in September 2014.”

Additional information about this transaction can be found in the Company’s 8-K filing filed today with the SEC.

About China Biologic Products, Inc.

China Biologic is a leading plasma-based biopharmaceutical company in China. The Company's products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosages of plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and inoculation centers, as well as distributors, in China. For additional information, please see the Company's website, www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2014, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com

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